   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 PUGET POWER CONSERVATION GRANTOR TRUST 1995-1

                   (Issuer with respect to the Certificates)

                       PUGET SOUND POWER & LIGHT COMPANY

                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

     WASHINGTON                   4911                    91-0374630
     (State of        (Primary Standard Industrial     (I.R.S. Employer
   Organization)      Classification Code Number)   Identification Number)

                            411 - 108TH AVENUE N.E.
                        BELLEVUE, WASHINGTON 98004-5515
                                 (206) 454-6363
   (Address and telephone number of registrant's principal executive offices)

                          DONALD E. GAINES, TREASURER
                            411 - 108TH AVENUE N.E.
                        BELLEVUE, WASHINGTON 98004-5515
                                 (206) 454-6363
           (Name, address, and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

          STEPHEN A. MCKEON                     CHRISTOPHER J. KELL
            Perkins Coie               Skadden, Arps, Slate, Meagher & Flom
    1201 Third Avenue, 40th Floor                919 Third Avenue
   Seattle, Washington 98101-3099            New York, New York 10022
           (206) 583-8888                         (212) 735-3000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED         PROPOSED
                                                     MAXIMUM          MAXIMUM
                                                 OFFERING PRICE      AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO           PER           OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED   CERTIFICATE (1)     PRICE (1)           FEE
Conservation of Pass-Through
 Certificates.................    $1,000,000          100%          $1,000,000          $345

(1) Estimated solely for the purpose of computing the registration fee.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                 PUGET POWER CONSERVATION GRANTOR TRUST 1995-1
                             CROSS-REFERENCE SHEET
                                  PURSUANT TO
                         ITEM 501(B) OF REGULATION S-K

ITEMS OF FORM S-1                                                           HEADING IN PROSPECTUS
- -----------------------------------------------------------  ----------------------------------------------------
Item 1.     Forepart of the Registration Statement and
             Outside Front Cover Page of Prospectus........  Outside Front Cover Page

Item 2.     Inside Front and Outside Back Cover Pages of
             Prospectus....................................  Inside Front and Outside Back Cover Pages

Item 3.     Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges.....................  Prospectus Summary; Special Considerations

Item 4.     Use of Proceeds................................  Use of Proceeds

Item 5.     Determination of Offering Price................  Outside Front Cover Page; Underwriting

Item 6.     Dilution.......................................  Not Applicable

Item 7.     Selling Security Holders.......................  Not Applicable

Item 8.     Plan of Distribution...........................  Outside Front Cover Page; Underwriting

Item 9.     Description of Securities to Be Registered.....  Prospectus Summary; Description of the Certificates

Item 10.    Interests of Named Experts and Counsel.........  Not Applicable

Item 11.    Information With Respect to the Registrant.....  Inside Front and Outside Back Cover Pages;
                                                              Prospectus Summary; Special Considerations; The
                                                              Trust

Item 12.    Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities...................................  Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, dated December 23, 1994

PROSPECTUS

$

PUGET POWER CONSERVATION GRANTOR TRUST 1995-1

  % CONSERVATION PASS-THROUGH CERTIFICATES, SERIES 1995-1

PUGET SOUND POWER & LIGHT COMPANY
SELLER AND SERVICER

The         %  Conservation  Pass-Through   Certificates,  Series  1995-1   (the
"Certificates") offered hereby evidence undivided fractional interests in Puget Power Conservation Grantor Trust 1995-1 (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into by Puget Sound Power & Light Company ("Puget"), as Seller and Servicer, and Chemical Bank as Trustee (the "Trustee"). Puget will sell and transfer to the Trust certain conservation investment assets (the "Purchased Assets") arising from expenditures by Puget on customer conservation measures (the "Bondable Conservation Investment Amount"). The Certificates will be entitled to the benefits of the State of Washington Conservation Financing Statute (the "Statute"). The Statute permits revenue allocations from a tariff levied on all of Puget's retail customers (the "Tariff") and obligates the Washington Utilities and Transportation Commission (the "Commission") to maintain rates under the Tariff sufficient to fully amortize the Bondable Conservation Investment Amount and the costs of capital associated therewith.

Principal and interest at the Certificate Rate of % per annum will be paid quarterly with respect to the Certificates on or about the 11th day of January, April, July and October of each year (each, a "Distribution Date"), commencing July 11, 1995 and ending April 11, 2005. The Trust property consists of, among other things, the right to receive revenues from Puget customers pursuant to the Tariff and any Revised Tariff (as hereinafter defined) and the right under the Statute to have rates under the Tariff and any Revised Tariff maintained at levels sufficient for recovery of the Bondable Conservation Investment Amount and interest on the Certificates, as well as for payment of the fees of the Trustee and the Servicer. On September 30, 2004, the Tariff or any Revised Tariff then in effect will terminate and no further billings will be made thereunder. Puget as Servicer will be responsible for calculating the Tariff and any Revised Tariff, billing and collecting revenues from customers and remitting such collections to the Trustee and for applying to the Commission for any necessary adjustments to the Tariff or any Revised Tariff.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS."

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF PUGET SOUND POWER & LIGHT COMPANY OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- -------------------------------------------------------------------------------

                                        PRICE TO     UNDERWRITING  PROCEEDS TO
                                       PUBLIC (1)     DISCOUNT    SELLER (1)(2)
Per Certificate.....................  %              %            %
Total...............................  $              $            $
- -------------------------------------------------------------------------------

(1)   Plus accrued interest, if any, at the Certificate Rate from              ,
     1995 to the date of delivery.
(2)  Before deducting expenses payable by the Seller, estimated at $       .

The Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the
facilities of The Depositary Trust Company, on or about              , 1995.

SALOMON BROTHERS INC                                    CHEMICAL SECURITIES INC.

The date of this Prospectus is              , 1995.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

    Puget, as originator of the Trust, has filed with the Securities and Exchange Commission (the "S.E.C.") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby (the "Registration Statement"). This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the S.E.C. pursuant to the Securities Act and the rules and regulations of the S.E.C. thereunder. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the S.E.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the S.E.C.'s Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference Section of the S.E.C. at 450 Fifth Street, N.W., Washington, D.C. 20549.

Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates (as hereinafter defined) are issued, the Trustee will provide Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and holder of record of the Certificates, quarterly and annual unaudited reports containing information concerning the Trust prepared by the Servicer pursuant to the Pooling and Servicing Agreement described in this Prospectus. See "Description of the Certificates -- Reports to Certificateholders." Such reports will be available to beneficial owners of the Certificates (each, a "Certificate Owner") upon request to the Trustee or the Servicer. The Servicer on behalf of the Trust, will file or cause to be filed with the S.E.C. such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the S.E.C. thereunder.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO THE INDEX OF TERMS FOR THE LOCATION HEREIN OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS.

Issuer.........................  Puget   Power  Conservation   Grantor  Trust   1995-1  (the
                                 "Trust"), formed by the Seller pursuant to the Pooling  and
                                 Servicing  Agreement between Puget, as Seller and Servicer, and the Trustee.
Securities Offered.............  $        principal amount of    % Conservation Pass-Through
                                 Certificates, Series 1995-1.
Certificate Rate...............  % per annum, payable in arrears and calculated on the basis of a 360-day year comprised of twelve 30-day months.
Seller and Servicer............  Puget Sound  Power &  Light  Company is  an  investor-owned utility  providing electric  service within  a 4,500 square mile territory in the  State of Washington, principally  in the  Puget  Sound  region  of  western  Washington.  During
                                 September of 1994,  Puget provided electric  service to  an average  of approximately 817,600 Customers (as hereinafter defined). The Certificates do not represent interests in or obligations of Puget or any of its affiliates.
Trustee........................  Chemical Bank, a New York banking corporation.
Statute........................  The Certificates will  be entitled  to the  benefit of  the
                                 Statute.  The  Statute,  among  other  things,  (i)  grants utilities in the state of Washington, including Puget,  the right  to  include in  rate base  and thereby  recover from customers an  amount (the  "Conservation Asset  Transaction
                                 Amount")  equal  to  the  Bondable  Conservation Investment
                                 Amount plus related costs  of capital, including  principal
                                 of   and  interest  on  securities  issued  to  finance  or
                                 refinance  such   expenditures,   the   Trustee   Fee   (as
                                 hereinafter  defined) and the Servicing Fee (as hereinafter defined) and (ii) expressly defines this statutory right as an item of property that may be sold, pledged or  otherwise made  the basis for  the issuance of  securities. The issu-
                                 ance and  sale  of  the Certificates  is  conditioned  upon receipt  of the Initial Order (as hereinafter defined) from the Commission. Under the Statute, once the issuance of the
                                 Certificates has been  authorized by  the Commission,  this statutory  right  to  repayment  through  rates  cannot  be rescinded or adversely changed by the Commission.
Tariff.........................  Puget has made application to  the Commission for an  order
                                 (the  "Initial  Order")  which,  among  other  things,  (i)
                                 authorizes the sale of the Purchased Assets to the Trust by
                                 Puget, including the right to recover in rates the Bondable
                                 Conservation Investment Amount aggregating $        ,  plus
                                 interest  thereon at the Certificate  Rate, (ii) finds that the Certificates are securities entitled to the benefits of the Statute,  (iii) approves  the Tariff,  which  allocates revenues  to the Trust in an  aggregate amount equal to the
                                 Conservation Asset  Transaction Amount,  (iv) approves  the methodology  and  mechanism for  periodically  revising the
                                 Tariff if a shortfall or surplus in collections results  in a  Variance (as hereinafter defined),  and (v) approves the transaction  contemplated  by  the  Pooling  and  Servicing
                                 Agreement.

                                 The  Tariff  created by  the  Initial Order  will establish amounts intended  to provide  for the  amortization of  the
                                 Conservation  Asset Transaction Amount in accordance with a pro forma amortization schedule (the "Pro Forma Schedule"), based upon certain assumptions, including, but not  limited to, projected numbers of Customers (as hereinafter defined)
                                 and   expected   delinquencies.  The   Tariff  specifically
                                 identifies, for each class  of Puget's retail  residential, commercial,  industrial and certain  other energy customers
                                 (the "Customers"),  a  dollar  amount  of  each  Customer's regular  electric bill that will  be allocated to the Trust from bills sent during each Regulatory Year (as hereinafter defined). Such amounts will be  collected by Puget as  part of  its normal collection activities  and will be deposited into an account maintained with the Trustee for the benefit
                                 of  the  Certificateholders   (the  "Collection   Account")
                                 monthly on each Remittance Date (as hereinafter defined).
                                 On  each September 30 beginning in  1995 and ending in 2003 and also on  March 31, 2004  (each, a "Calculation  Date"),
                                 the   Servicer  is  required  to  compare  the  unamortized
                                 Bondable  Conservation  Investment  Amount  (the  "Bondable
                                 Conservation  Investment Balance") to  the amount set forth in the Pro Forma Schedule  as of such date (the  "Projected
                                 Bondable Conservation Investment Balance"). If the Bondable
                                 Conservation  Investment Balance  at such  Calculation Date differs from the Projected Bondable Conservation Investment
                                 Balance for  such  Calculation  Date by  more  than  2%  (a
                                 "Variance"),  Puget  is  required  to  apply  for  (and the
                                 Initial Order provides that the Commission will be required to approve within  30 days  of the  application) a  revised
                                 Tariff  (a "Revised Tariff") that will allocate revenues to the Trust  in  an  amount  (the  "Revised  Tariff  Amount")
                                 intended  to be  sufficient so that  the Bondable Conserva-
                                 tion Investment Balance on the next September 30 will equal the Projected Bondable  Conservation Investment Balance  as
                                 of   such  date   and  thereafter  will   provide  for  the
                                 amortization  of   the  remaining   Bondable   Conservation
                                 Investment   Balance  in  accordance  with  the  Pro  Forma
                                 Schedule. The  Revised Tariff  will be  based upon  updated assumptions  by the Servicer including, but not limited to, projected numbers of Customers and expected delinquencies.
Overcollateralization..........  The Statute gives  the Servicer the  right to recover  from
                                 Customers  an  amount  equal to  the  Bondable Conservation
                                 Investment Amount,  which is  $            , plus  interest
                                 thereon  at the Certificate Rate. The aggregate Certificate
                                 amount is $        and interest thereon is also  calculated
                                 at  the  Certificate  Rate.  The  portion  of  the Bondable
                                 Conservation Investment Amount in  excess of the  aggregate
                                 Certificate  amount  represents  overcollateralization (the
                                 "Overcollateralization Amount").
                                 Collections on the Purchased Assets will first be allocated to interest on, and then allocated to reduce principal  of,
                                 the   Bondable  Conservation  Investment  Amount.  On  each
                                 Distribution Date, the excess, if  any, of interest on  the
                                 Bondable  Conservation Investment  Amount over  interest on the Certificate Amount will  be paid to  the Trustee in  an amount  equal to  the Trustee Fee  (as hereinafter defined)
                                 and to  the  Servicer as  one  component of  the  Servicing

                                 Fee  (as  hereinafter  defined).  Accordingly,  each amount allocated to reduce principal of the Bondable  Conservation
                                 Investment  Amount  will be  equal  to the  amount  used to reduce the Certificate balance.  As a result, the  Bondable
                                 Conservation  Investment Balance  should always  exceed the aggregate Certificate balance by the  Overcollateralization
                                 Amount.
                                 However, while the Bondable Conservation Investment Balance
                                 (including that portion attributable to the
                                 Overcollateralization   Amount)  represents  the  statutory
                                 right to recover those amounts, the amounts actually billed may be less if, for example, the actual number of Customers is less than the number of Customers projected by Puget for the purpose  of  calculating  rates  under  the  Tariff  or
                                 Revised  Tariff or  the amounts  actually collected  may be less if, for example, the  actual rate of delinquencies  is greater than the rate of delinquencies projected.
                                 The  Tariff  and any  Revised  Tariff will  be periodically revised, if Variances occur,  through an adjustment to  the amount of revenues allocated to the Trust in respect of the
                                 Conservation Asset Transaction Amount (a "Rate Adjustment")
                                 to take into account factors including, but not limited to, projected numbers of Customers and projected delinquencies.
                                 However, after the final Rate Adjustment on March 31, 2004, there  exists no such  mechanism for the  remaining term of the Certificates.  Accordingly,  the  Overcollateralization
                                 Amount  is intended to provide  for recoveries in excess of
                                 amounts  owing   to  Certificateholders   (as   hereinafter
                                 defined)  to cover  billing or  collection shortfalls which may occur from March  31, 2004 through  March 31, 2005  and which  will not  be addressed  through the  Rate Adjustment process.
Trust Assets...................  The Purchased Assets will consist of (i) rights to  receive the  revenues allocated to the Trust pursuant to the Tariff and Revised Tariffs, as well as the right under the Statute
                                 to  have  rates  under  the  Tariff  and  Revised   Tariffs
                                 maintained   at  levels  sufficient  for  recovery  of  the
                                 Bondable Conservation Investment  Amount, plus interest  on the Certificates and the Trustee Fee and the Servicing Fee,
                                 subject  to  the September  30,  2004 termination  date for billing under the Tariff or any Revised Tariff, (ii) rights
                                 to  payments  under   contracts  ("Conservation   Repayment
                                 Contracts")  between  Puget  and  certain  Customers, which obligate such Customers, if  they change energy  suppliers, to  pay Termination Fees (as hereinafter defined) generally intended to reimburse Puget  for the Bondable  Conservation
                                 Investment    Balance   arising    from   expenditures   on
                                 conservation measures for such  Customer, and (iii) upon  a voluntary  or involuntary sale of a portion of the property used to  serve Customers  who cease  to be  Customers as  a result  of  the  sale,  a  portion  of  the  proceeds  (the
                                 "Purchased Sale  Proceeds")  of  such  sale  equal  to  the amount,  if  any, of  the Bondable  Conservation Investment
                                 Balance that the Commission removes from Puget's rate  base pursuant to the Statute as a result of such sale.
The Certificates...............  The  Certificates will  be issued  in an  initial aggregate
                                 principal amount of $        . Each Certificate  represents
                                 an  undivided  fractional  interest in  the  assets  of the
                                 Trust. The Certificates will be

                                 available for purchase in  minimum denominations of  $1,000 and  integral  multiples  thereof.  The  Certificates  will initially  be  represented  by  one  or  more  Certificates registered  in the name of Cede & Co., as nominee of DTC (a
                                 "Certificateholder"). Although Definitive Certificates will be issued only  under the  limited circumstances  described herein,  all references  herein to  Certificateholders also refer to  Certificate  Owners, unless  otherwise  specified herein.  See "Description of  the Certificates -- General,"
                                 "--   Book-Entry   Registration"    and   "--    Definitive
                                 Certificates."
Servicing......................  The  Servicer shall be  responsible for billing, servicing, managing and making collections on the Purchased Assets  in the same manner that it services similar assets for its own account.  In the event of a  Variance as of any Calculation
                                 Date, the Servicer will calculate the Revised Tariff Amount and file an application with  the Commission for a  Revised
                                 Tariff,  as  described  under  "Tariff"  above.  Under  the
                                 Statute, any  successor  to  Puget pursuant  to  any  bank-
                                 ruptcy,  reorganization or other insolvency proceeding must assume the obligations  of the Servicer  under the  Pooling and Servicing Agreement.
                                 The  Servicer will also  act as custodian  of all documents and instruments relating to the Purchased Assets.
Servicing Fee..................  The Servicing  Fee for  the period  from the  Closing  Date
                                 through   June  30,  1995,   and  each  three-month  period
                                 thereafter ending  March  31,  June 30,  September  30  and
                                 December  31 through  March 31, 2005  (each a "Distribution
                                 Period") will  be  an  amount  equal  to  the  sum  of  (i)
                                 $          in respect of  the first Distribution Period and
                                 $        in respect of all subsequent Distribution  Periods
                                 and  (ii) the  investment earnings on  amounts deposited in the Collection Account during such Distribution Period. The
                                 Servicing Fee will be  payable solely from such  investment earnings  and from a portion of  the interest in respect of the Overcollateralization Amount.
Collections....................  The Servicer will deposit, on or before the tenth  calendar day  succeeding  the last  day  of each  calendar  month (a
                                 "Remittance Date"), to the Collection Account, all  amounts received by the Servicer in respect of the Purchased Assets during such calendar month.
Distribution Dates.............  The   Trustee   will   make   quarterly   distributions  to
                                 Certificateholders on the 11th day of January, April,  July
                                 and  October of each year commencing  July 11, 1995, or, if such day  is  not  a  Business  Day,  the  next  succeeding
                                 Business Day.
Final Distribution Date........  The Tariff or any Revised Tariff then in effect will expire on  September  30,  2004  and the  Servicer  will  cease to include  amounts  allocable  to  the  Trust  in  Customers'
                                 electric  bills after  September 30,  2004. The  portion of receivables outstanding on September 30, 2004 allocable  to the  Trust  under the  Tariff  on any  Revised  Tariff will continue to be collected by the Servicer through March  31,
                                 2005  and  remitted to  the  Collection Account.  The final
                                 Distribution Date will be April 11, 2005.

Distributions and Cash Flow....  No amounts billed  to Customers prior  to the Closing  Date will  be transferred to the Trust.  The Trust will have the statutory right to amounts  payable pursuant to the  Tariff and  any Revised Tariffs from  bills mailed by the Servicer
                                 the  day  following  the  Closing  Date  and,  based   upon
                                 historical  experience,  such  amounts  would  begin  to be received by the  Servicer within 15  days after such  date.
                                 See "Puget Customers and Collections."
                                 On each Distribution Date, all funds held in the Collection
                                 Account  will  be  distributed as  follows:  FIRST,  to the
                                 Trustee in the  amount of  the fee payable  to the  Trustee pursuant  to  the  Pooling  and  Servicing  Agreement  (the
                                 "Trustee Fee"); SECOND,  to the Servicer  in the amount  of the  Servicing  Fee;  THIRD, to  the  Certificateholders as
                                 interest an amount equal to the product of the  Certificate
                                 Rate  and the aggregate Certificate balance as of the first day of the related  Distribution Period (calculated on  the basis of a 360-day year comprised of twelve 30-day months);
                                 and  FOURTH,  to the  Certificateholders as  principal, the remainder of the funds in the Collection Account.
                                 The Tariff and any Revised Tariff will expire on  September
                                 30,  2004 and  the Servicer  will cease  to include amounts allocable to the Trust  in Customers' electric bills  after
                                 September  30, 2004. The portion of receivables outstanding on September  30, 2004  allocable to  the Trust  under  the
                                 Tariff  or any Revised Tariff  then in effect will continue to be collected by the Servicer through March 31, 2005  and remitted to the Collection Account. Any collections through
                                 March  31, 2005 by  the Servicer in  respect of the amounts
                                 allocable  to  the  Trust   in  excess  of  the   aggregate
                                 Certificate    balance   will   be   distributed   to   the
                                 Certificateholders.
Customers......................  The source  of  payment on  the  Purchased Assets  will  be amounts  collected from Puget's Customers. During the month
                                 of  September   1994,  Puget   had  approximately   817,600
                                 Customers,  including 726,400 residential Customers, 86,000 commercial Customers, 3,900 industrial Customers and  1,300 other  Customers. For the year ended December 31, 1993, the largest Customer represented approximately 3.1% of  Puget's
                                 revenues   and   the  10   largest   Customers  represented
                                 approximately 9.3% of Puget's revenues.
Tax Status.....................  In the opinion of Perkins Coie, counsel to the Seller,  the
                                 Trust  will constitute  a grantor trust  for federal income tax purposes and will not be subject to federal income tax.
                                 Certificate Owners must  report their respective  allocable shares  of  all income  earned  on the  Trust  assets, and,
                                 subject  to  certain  limitations   on  the  deduction   of
                                 miscellaneous  expenses by individuals, estates and trusts,
                                 may  deduct  their  respective  allocable  shares  of   the
                                 Servicing  Fee  and  the Trustee  Fees.  Individuals should consult their own  tax advisors to  determine the  federal, state,  local and  other tax consequences  of the purchase, ownership and disposition of the Certificates.  Prospective investors  should note that no rulings have been or will be sought from the Internal  Revenue Service (the "IRS")  with respect  to  any  of the  federal  income  tax consequences discussed herein, and  there can be  no assurance that  the
                                 IRS  will not take a contrary position. See "Federal Income
                                 Tax Consequences."

ERISA Considerations...........  The acquisition  of the  Certificates by  employee  benefit plans  that are  subject to the  Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), may result in a violation of the prohibited transaction rules under Section
                                 406 of ERISA and Section 4975 of the Internal Revenue  Code
                                 of    1986,   as   amended   (the   "Code").   See   "ERISA
                                 Considerations."
Rating.........................  It is a condition of issuance of the Certificates that they
                                 be rated                 by  one or more of the  nationally
                                 recognized   statistical   rating  agencies   (the  "Rating
                                 Agencies"). There can  be no assurance  that a rating  will
                                 not   be  lowered  or  withdrawn  by  a  Rating  Agency  if
                                 circumstances so  warrant. See  "Special Considerations  --
                                 Ratings  of the Certificates." In the event that the rating initially assigned  to  the  Certificates  is  subsequently lowered  for any reason, neither Puget nor any other person or entity  is obligated  to provide  any additional  credit enhancement.

                             SPECIAL CONSIDERATIONS

    In evaluating an investment in the Certificates, prospective investors should consider carefully the following factors in addition to the other information presented in this Prospectus.

    LIMITED LIQUIDITY. The Certificates represent a new issue of securities for which there is currently no market. If a market for the Certificates were to develop, the Certificates may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for other securities and other factors. There can be no assurance that a Certificateholder will be able to sell the Certificate in the future or that any such sale will be at a price equal to or higher than the initial public offering price of such Certificates. Each of the Underwriters of the Certificates, Salomon Brothers Inc and Chemical Securities Inc., has informed the Trust that, subject to applicable laws and regulations, it currently intends to make a market in the Certificates. The Underwriters are not obligated to do so, however, and any market making may be discontinued at any time without notice.

    LIMITED ASSETS. The Trust does not have, nor is it permitted to have, any significant assets or sources of funds other than the Purchased Assets. The Certificates represent interests solely in the Trust and will not be insured or guaranteed by Puget, the Trustee or any other person or entity. Consequently, Certificateholders will rely solely on collections on the Purchased Assets from the Closing Date through March 31, 2005 for payment. The Tariff and any Revised Tariffs will expire on September 30, 2004, and no amounts will be billed under the Tariff or any Revised Tariff in respect of the Purchased Assets after that date. As a result, if collections through March 31, 2005 on amounts billed through September 30, 2004 are, for any reason, insufficient to pay all principal and interest on the Certificates, the Certificates will not have any other source of payment.

    INSOLVENCY-RELATED MATTERS. Puget believes that the transfer of the Purchased Assets by the Seller to the Trust will constitute a "true sale" of the Purchased Assets to the Trust, and has so treated and characterized such transfer for all relevant purposes. In the event of an insolvency of the Seller subsequent to the transfer of the Purchased Assets, Puget would be subject to the United States Bankruptcy Code or other similar state laws ("Insolvency Laws"). As a "true sale" to the Trust, the Purchased Assets sold by Puget to the Trust would not be part of Puget's bankruptcy estate and would not be available to creditors of Puget.

    The Statute expressly provides that the transfer of the Purchased Assets to the Trust, if made in the manner described herein, constitutes a "true sale" to the Trust, and expressly contemplates the issuance of securities such as the Certificates by legal entities such as the Trust. The Seller will receive an opinion of counsel on the closing date of the issuance of the Certificates, concluding on the basis of the Statute, as well as a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), that subject to certain facts, assumptions and qualifications specified therein the transfer of the Purchased Assets to the Trust would be respected as a "true sale," and, accordingly, the Purchased Assets would not be part of Puget's bankruptcy estate.

    However, in the event of Puget's insolvency, it is possible that the bankruptcy trustee, a creditor of Puget or Puget as debtor in possession may argue that the transaction between Puget and the Trust is a pledge of the Purchased Assets made to secure a borrowing by Puget, rather than a "true sale," thereby resulting in the inclusion of the Purchased Assets within the bankruptcy estate of Puget. The legal opinion described in the preceding paragraph is not binding on any court and, notwithstanding the provisions of the Statute, there can be no assurance that a court would not reach a contrary conclusion. If for any reason the transaction is recharacterized as a pledge of the Purchased Assets made to secure a borrowing by Puget rather than a "true sale," under the Pooling and Servicing Agreement Puget grants a security interest in the Purchased Assets and the proceeds thereof to the Trustee to secure any such borrowing and Puget agrees to take the steps required by the Statute to perfect that security interest. If a filing were made under any Insolvency Laws by or against Puget, or if an attempt were made to litigate the foregoing issue, or if a court were to recharacterize the transaction as a pledge rather than a "true sale", delays in distributions to Certificateholders (and possible reductions of such distributions) could occur.

    Pursuant to the Statute, the Trustee would also have the right to cause the Commission to order the sequestration, and payment to the Trust, of revenues arising in respect of the Purchased Assets, although there can be no assurance that a court would not stay such actions pending the resolution of any related dispute. The Statute also provides that any successor to Puget pursuant to any Insolvency Laws will be required to perform the Servicer's obligations with respect to the Certificates.

    TRUST'S RELATIONSHIP TO THE SERVICER. The Servicer is not obligated to make any payments in respect of the Certificates or the Purchased Assets. However, the existence of receivables from Customers in respect of the Purchased Assets is dependent upon the continued provision of electrical service to such Customers by Puget or any successor to Puget. The Trust is also dependent on the Servicer for the determination of the Tariff and any Revised Tariffs and for the Customer billing and collection that is necessary to recover payments on the Purchased Assets and, therefore, necessary to make payments on the Certificates. If Puget were to cease servicing the Purchased Assets, it may be difficult to find a substitute Servicer, and the risk exists that no additional payments would be made on the Certificates. Puget may only be removed as Servicer if it fails to make required remittances in accordance with the terms of the Pooling and Servicing Agreement, a substitute Servicer is appointed and the Certificateholders unanimously consent to such removal. Puget may only resign as Servicer if a successor Servicer is appointed and each Rating Agency notifies the Trustee that such resignation will not cause the rating then assigned to the Certificates to be withdrawn or reduced.

    FACTORS FACING THE ELECTRIC UTILITY INDUSTRY. The electric utility industry is experiencing intensifying competitive pressures, particularly in the wholesale generation and industrial customer markets. The National Energy Policy Act of 1992 was designed to increase competition in the wholesale electrical generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the Federal Energy Regulatory Commission ("FERC") to mandate access to electric transmission systems by wholesale power generators. The potential for increased competition at the retail level in the electric utility industry through state-mandated retail wheeling has also been the subject of legislative and administrative interest in a number of states, including the State of Washington. Electric utilities, including Puget, now face greater potential competition for resources and customers from a variety of sources, including privately owned independent power producers, exempt wholesale power generators, industrial customers developing their own generation resources, suppliers of natural gas and other fuels, other investor-owned electric utilities and municipal generators. Although Puget to date has not experienced any significant adverse impact on its business from these industry trends, there can be no assurances that such trends will not have such an impact on Puget's business in the future.

    DETERMINATION OF THE TARIFF. The Tariff levied on all of Puget's Customers is based in part on calculations by the Servicer which reflect the Servicer's forecasted number of Customers in each Customer class and anticipated rate of delinquencies.

    To the extent that the number of Customers in any Customer class is less than the number forecasted by Puget in calculating the Tariff or any Revised Tariff or the aggregate payment due from a Customer is less than the forecasted amount payable in respect of the Tariff or Revised Tariff, the aggregate amount actually billed under the Tariff or any Revised Tariff may be less than the forecasted amount. While the Servicer will make all reasonable efforts to predict such circumstances and incorporate assumptions related thereto into the determination of the Tariff or any Revised Tariff, there can be no assurance that such determination will not result in a shortfall in the amount billed pursuant to the Tariff or any Revised Tariff. Through March 31, 2004, such shortfalls may be recovered through the filing of a Revised Tariff. Thereafter, any such shortfalls are expected to be recovered from the Overcollateralization Amount.

    COLLECTION  OF  AMOUNTS  DUE UNDER  THE  TARIFF.   While  the  amount billed
pursuant to the Tariff or any Revised Tariff may be sufficient to enable interest on the Certificates to be paid on a timely basis and the principal of the Certificates to be repaid in full by the final Distribution Date, Customers may fail to remit such payments in whole or in part or may remit such payments on a delayed basis. While the Servicer will make all reasonable efforts to predict such circumstances and incorporate assumptions related thereto into the determination of the Tariff or any Revised Tariff, there can be no assurance as to the rate of payment, the timing of the receipt of payments or the rate of delinquencies by Customers that will actually occur in any future period. If such shortfalls are sufficient to result in a Variance as of any Calculation Date through March 31, 2004, they may be recovered in subsequent periods through a Revised Tariff. Thereafter, any such shortfalls are expected to be recovered from the Overcollateralization Amount.

    COMMISSION APPROVAL OF REVISED TARIFFS. The Statute requires the Commission to approve the Tariff at levels sufficient to recover the Conservation Asset Transaction Amount. The Tariff is subject to a Rate Adjustment if a Variance exists as of any Calculation Date. While the Initial Order requires the Commission to implement a Revised Tariff within 30 days of the application therefor by the Servicer, and the Statute requires the Commission to maintain rates at levels sufficient to fully recover the Conservation Asset Transaction Amount, there can be no assurance that such approval would not require a longer period of time. To the extent that implementation of a Revised Tariff is delayed, the previously existing Tariff would remain unchanged, and the amount collectible thereunder may be lesser or greater than that which would have been collected under the Revised Tariff and may be insufficient to enable interest on the Certificates to be paid on a timely basis or the principal of the Certificates to be repaid in full by the final Distribution Date on April 11, 2005.

    ABILITY OF THE SERVICER TO CHANGE PAYMENT TERMS. In servicing the Purchased Assets, the Servicer will be required to use all reasonable efforts, consistent with its customary servicing procedures, to collect amounts due in respect of the Purchased Assets. The Servicer has agreed not to make any change to the amount or reschedule the due date of any scheduled payment of any billed amount in respect of the Purchased Assets or change any material term of any Purchased Asset unless such action would be in accordance with its customary practices or those of any successor Servicer with respect to comparable assets that it services for itself. There are no other limitations on the ability of the Servicer to change the terms of the Purchased Assets. While Puget has no current intention of taking actions that would change the payment or other terms of the Purchased Assets, there can be no assurance that changes in Puget's customary and usual practices for comparable assets it services for itself might not result in a determination to do so or that a successor Servicer may not make such determination.

    RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that they be rated " " by one or more of the Rating Agencies. The rating of the Certificates addresses the likelihood of the ultimate payment of principal and the timely payment of interest on the Certificates. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant.

    BOOK-ENTRY REGISTRATION. The Certificates will be initially represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Therefore, unless and until Definitive Certificates (as hereinafter defined) are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders. Hence, until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly through, DTC and participating organizations, and, unless a Certificate Owner requests a copy of any such report from the Trustee or the Servicer, will receive reports and other information provided for under the Pooling and Servicing Agreement only if, when and to the extent provided to Certificate Owners by DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

                                  THE STATUTE

    The Washington State Legislature enacted the Statute, ch. 268 of Laws of Washington 1994, to encourage utility investment in demand side management conservation programs. Demand side management conservation programs comprise a variety of conservation measures, such as installation of energy-efficient lighting and building insulation, which help utility customers use electricity more efficiently. These programs can allow utilities to meet projected increases in energy load in a manner that can be less costly, in both economic and environmental terms, than adding new energy generation facilities. However, since conservation program expenditures often create customer-owned assets installed in the customer's facilities, a utility typically cannot finance such expenditures by the issuance of utility mortgage bonds secured by a lien on utility-owned property.

    The Statute creates a new property right that establishes the statutory right of a utility to include in rate base all of its approved expenditures on customer conservation measures and to receive through rates revenues sufficient to recover such expenditures and the costs of capital associated with such expenditures, including, without limitation, the payment of principal of and interest on securities sold to finance or refinance them. The Statute provides that the revenues to be received pursuant to this statutory right may be sold, pledged or otherwise made the basis for the issuance of securities. Once an order under the Statute has been obtained from the Commission authorizing the issuance of securities to finance or refinance approved conservation expenditures, an unconditional statutory right to repayment through utility rates arises in favor of the security holders. Under the Statute, this right to repayment through rates cannot be rescinded or adversely changed by the Commission until the full amount of such expenditures and the related costs of capital are fully amortized.

    The Certificates will be securities entitled to the benefits of the Statute. The Tariff and any Revised Tariffs will expire on September 30, 2004 and no amounts will be billed under the Tariff or any Revised Tariff in respect of the Purchased Assets after that date. As a result, if amounts billed through that date and collected by March 31, 2005 are, for any reason, not sufficient to pay all principal and interest on the Certificates, the Certificates will have no other source of payment.

                        THE TARIFF AND THE TRUST ASSETS

    Puget has made application to the Commission for the Initial Order that, among other things, (i) authorizes the sale to the Trust by Puget of the Purchased Assets, which include the right to recover in rates the Conservation Asset Transaction Amount, (ii) finds that the Certificates are securities entitled to the benefits of the Statute, (iii) approves the Tariff, which allocates revenues to the Trust in an aggregate amount equal to the Conservation Asset Transaction Amount, (iv) approves the methodology and mechanism for periodically implementing a Revised Tariff if a shortfall or surplus in collections results in a Variance as of any Calculation Date, and (v) approves the Pooling and Servicing Agreement and the transaction contemplated thereby.

    The Tariff will be collected from Puget's Customers. The Tariff will be established for each class of Customers and will be the portion of the amount charged to each Customer in its utility bill allocated to the Trust from bills sent during the period from the Closing Date through September 30, 1995 and during each subsequent period from October 1 through the following September 30 up to and including the period ended September 30, 2004 (each such period, a "Regulatory Year"). The revenues collected under the Tariff will fluctuate with collection delinquencies and the number of Customers, but not with levels of electricity usage, unless the aggregate payment due from a Customer for the provision of electrical service is less than the amount payable in respect of the Tariff. Any such excess of the amount payable in respect of the Tariff over the aggregate payment due from the Customer is not required to be carried forward to subsequent periods.

    On each Calculation Date, the Servicer is required to compare the Bondable Conservation Investment Balance to the Projected Bondable Conservation Investment Balance set forth in the Pro Forma Schedule. If the Bondable Conservation Investment Balance differs from the Projected Bondable Conservation Investment Balance for such Calculation Date by more than 2% on any such date, Puget will be required to apply for (and the Initial Order provides that the Commission will be required to approve within 30 days of the application) a Revised Tariff that will allocate revenues to the Trust in an amount intended to be sufficient so that (i) the Bondable Conservation Investment Balance on the next September 30 will equal the Projected Bondable Conservation Investment Balance as of such date and (ii) thereafter, will provide for the amortization of the remaining Bondable Conservation Investment Balance in accordance with the Pro Forma Schedule. The Revised Tariff will be based on updated assumptions by the Servicer including, but not limited to, the projected number of Customers and the expected rate of delinquencies.

    Certain Customers are required by Conservation Repayment Contracts to reimburse Puget for certain amounts if the Customer should leave Puget's service area or change energy suppliers (the "Termination Fees"). Pursuant to the Pooling and Servicing Agreement, Puget will pay to the Trustee for the benefit of the Certificate Owners any Termination Fees it receives from Customers in respect of the Bondable Conservation Investment Balance that are being recovered under the Tariff or any Revised Tariff. Any such amounts will be distributed ratably to Certificateholders in the same manner as other revenues relating to the Purchased Assets sold to the Trust.

    The Statute provides that the Commission may remove from rate base the Bondable Conservation Investment Balance made for the benefit of Customers that cease to be Customers as a result of a sale by Puget of the property used to serve those Customers. Pursuant to the Pooling and Servicing Agreement, Puget will pay to the Trustee for the benefit of the Certificate Owners the Purchased Sale Proceeds related to the price paid to Puget, or the governmental award or payment to Puget, in connection with any voluntary or involuntary sale of Puget property equal to the Bondable Conservation Investment Balance that the Commission removes from Puget's rate base pursuant to the Statute as a result of such sale.

    The Purchased Assets to be owned by the Trust include (i) all of Puget's right, title and interest in and to, and to receive, payments pursuant to the Tariff or any Revised Tariff, (ii) all of Puget's rights to have the Conservation Asset Transaction Amount recovered through rates pursuant to and in accordance with the Statute, (iii) all of Puget's right, title and interest under the Conservation Repayment Contracts in and to the Termination Fees to the extent paid by Customers, and (iv) all of Puget's right, title and interest in and to the Purchased Sale Proceeds.

    The Statute gives the Servicer the right to recover from Customers an amount equal to the Bondable Conservation Investment Amount, which is $ , plus interest thereon at the Certificate Rate. The initial aggregate Certificate balance is $ and interest thereon is calculated at the Certificate Rate. The portion of the Bondable Conservation Investment Balance in excess of the aggregate Certificate balance represents the Overcollateralization Amount.

    Collections on the Purchased Assets will first be allocated to interest on, and then allocated to reduce principal of, the Bondable Conservation Investment Amount. On each Distribution Date, the excess, if any, of interest on the Bondable Conservation Investment Amount over interest on the Certificate Amount will be paid to the Trustee in an amount equal to the Trustee Fee and to the Servicer as one component of the Servicing Fee. Accordingly, each amount allocated to reduce the Bondable Conservation Investment Balance will be equal to the amount used to reduce the aggregate Certificate balance. As a result, the Bondable Conservation Investment Balance should always exceed the aggregate Certificate balance by the Overcollateralization Amount.

    However, while the Bondable Conservation Investment Balance (including that portion attributable to the Overcollateralization Amount) represents the statutory right to recover those amounts, the amounts actually billed may be less if, for example, the actual number of Customers is less than the number of Customers projected by Puget for the purpose of calculating rates under the Tariff or any Revised Tariff or the amounts actually collected may be less if, for example, the actual rate of delinquencies is greater than the rate of delinquencies projected.

    The Tariff and any Revised Tariffs will be periodically revised, if Variances occur, through a Rate Adjustment to take into account factors including, but not limited to, projected numbers of Customers and projected delinquencies. However, after the final Rate Adjustment on March 31, 2004, there exists no such mechanism for the remaining term of the Certificates. Accordingly, the Overcollateralization Amount is intended to provide for recoveries in excess of amounts owing to Certificateholders to cover billing or collection shortfalls which may occur from March 31, 2004 through March 31, 2005 and which will not be addressed through the Rate Adjustment process.

    Any collections through March 31, 2005 by the Servicer in respect of the amounts allocable to the Trust in excess of the aggregate Certificate balance will be distributed to the Certificateholders.

                                   THE TRUST

    Prior to this transaction, the Trust had no assets, obligations or operating history. Upon formation, the Trust will not engage in any business activity other than acquiring and holding the Purchased Assets, issuing the Certificates and making payments thereon. The Servicer is required to pay all expenses incurred in connection with its duties under the Pooling and Servicing Agreement. See "Description of the Certificates -- Servicer Compensation" and"-- Payment of Expenses." The Trust will not acquire any assets other than the Purchased Assets. As a consequence, the Trust is not expected to have any need for, or source of, additional capital resources other than the assets of the Trust.

                                USE OF PROCEEDS

    The Trustee on behalf of the Trust will apply the entire proceeds to be received from the sale of the Certificates to the purchase of the Purchased Assets from Puget.

                            THE SELLER AND SERVICER

    Puget is an investor-owned electric utility providing electric service within a 4,500 square mile territory in the State of Washington, principally in the Puget Sound region of western Washington. During the month of September 1994, Puget provided electric service to an average of approximately 817,600 Customers. Puget's executive office is located at 411 - 108th Avenue N.E., Bellevue, Washington 98004-5515 and its telephone number is (206) 454-6363.

                        PUGET CUSTOMERS AND COLLECTIONS

BONDABLE CONSERVATION INVESTMENT AMOUNTS

    Puget has offered energy conservation programs to assist Customers in conserving electricity since 1978. Puget has capitalized these expenditures and, in accordance with general rate proceedings and periodic rate adjustment mechanism proceedings, these amounts have generally been incorporated into rate base on September 30 of each year. Pursuant to the Commission Order in Docket No. U-78-45, Puget has amortized these expenditures over a 10-year period from the time of their incorporation into rate base. The table below sets forth the Projected Bondable Conservation Investment Balance as of September 30 of each year through 2004.

                                                           PROJECTED BONDABLE
                                                        CONSERVATION INVESTMENT
                                                        BALANCE AT SEPTEMBER 30,
                                                        ------------------------
1995..................................................  $      191,721,002
1996..................................................         161,106,486
1997..................................................         133,905,961
1998..................................................         106,705,436
1999..................................................          79,504,911
2000..................................................          56,039,465
2001..................................................          34,441,554
2002..................................................          17,528,547
2003..................................................           5,692,310
2004..................................................                   0

    Puget currently has conservation programs available for all Customers. Of the $224,042,527 Bondable Conservation Investment Balance at September 30, 1994, approximately 56% is attributable to residential Customers, 35% to commercial Customers and 9% to industrial Customers.

CONSERVATION REPAYMENT CONTRACTS

    Approximately 13% of the Bondable Conservation Investment Amount represents conservation measures supplied by Puget to Customers who have entered into Conservation Repayment Contracts, providing that the Customer must pay a Termination Fee to Puget if it changes energy suppliers. The amount of the Termination Fee varies based on Customer type, the conservation measures supplied and the year the conservation measures were installed. Approximately 79% of the Conservation Repayment Contracts are with residential Customers and 21% are with commercial and industrial Customers.

PUGET CUSTOMER BASE

    COMPOSITION. Puget's Customer base may be divided into four categories: residential, commercial, industrial and other Customers. The table below sets forth the number of Customers and operating revenues billed to each Customer class.

                        CUSTOMERS AND OPERATING REVENUES

                                                 FOR THE YEAR ENDED DECEMBER 31,
                               --------------------------------------------------------------------         FOR THE
                                                                                                       NINE MONTHS ENDED
                                                                                                         SEPTEMBER 30,
                                       1991                   1992                    1993                   1994
                               ---------------------  ---------------------  ----------------------  ---------------------
                                             % OF                   % OF                    % OF                   % OF
                                            TOTAL                  TOTAL                   TOTAL                  TOTAL
                                          ----------             ----------              ----------             ----------
                               ---------              ---------              ----------              ---------
AVERAGE NUMBER OF CUSTOMERS:
  Residential................    673,883       89.0%    692,100       89.0%     708,123       89.0%    721,411       88.9%
  Commercial.................     78,691       10.4      80,963       10.4       82,875       10.4      84,884       10.4
  Industrial.................      3,574        0.5       3,659        0.5        3,715        0.5       3,838        0.5
  Other (a)..................      1,226        0.1       1,254        0.1        1,289        0.1       1,322        0.2
                               ---------      -----   ---------      -----   ----------      -----   ---------      -----
                                 757,374      100.0%    777,976      100.0%     796,002      100.0%    811,455      100.0%
                               ---------      -----   ---------      -----   ----------      -----   ---------      -----
                               ---------      -----   ---------      -----   ----------      -----   ---------      -----
OPERATING REVENUES ($000S):
  Residential................  $ 480,356       50.8%  $ 443,490       47.1%  $  502,037       48.4%  $ 399,902       48.7%
  Commercial.................    310,824       32.9     323,764       34.4      356,586       34.4     274,560       33.4
  Industrial.................    127,164       13.5     138,416       14.7      150,063       14.5     118,785       14.5
  Other (a)..................     26,897        2.8      35,779        3.8       28,189        2.7      27,582        3.4
                               ---------      -----   ---------      -----   ----------      -----   ---------      -----
                               $ 945,241      100.0%  $ 941,449      100.0%  $1,036,875      100.0%  $ 820,829      100.0%
                               ---------      -----   ---------      -----   ----------      -----   ---------      -----
                               ---------      -----   ---------      -----   ----------      -----   ---------      -----

- ------------------------------
(a)  Other includes primarily street lighting.

    CONCENTRATIONS. For the year ended December 31, 1993, the largest Customer represented approximately 3.1% of Puget's revenues, and the 10 largest Customers represented approximately 9.3% of Puget's revenues. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to that set forth above.

    GROWTH. The total average number of Customers each calendar year has grown every year for more than 40 years. The compounded annual growth rate in the average number of Customers from 1983 through 1993 was 3.2%. Due to migration from other states, the state of Washington has experienced significant population growth in recent years. From 1988 through 1993, the Washington population increased by 624,000, while population in the Puget service area grew by 275,300. There can be no assurance that future Customer growth rates for Puget will be similar to historical experience.

FORECASTING CUSTOMERS

    Accurate projections of the number of Customers is essential in setting and maintaining rates under the Tariff or any Revised Tariff at levels sufficient to recover the Bondable Conservation Investment

Amount, interest on the Certificates, the Trustee Fee and the Servicing Fee. Customer projections are determined by Puget, based on demographic and economic information, including, but not limited to, population forecasts and employment projections, and are reviewed by the Commission.

    A shortfall or surplus in collections may result if the actual number of Customers in any class differs from the number forecasted. A summary of the total annual forecasted and actual number of Puget Customers is shown below. There can be no assurance that the future variance between actual and projected Customers in the aggregate or by class will be similar to the historical experience of the aggregate Customer base set forth below.

                                                                        AVERAGE NUMBER OF CUSTOMERS
                                                          --------------------------------------------------------
                                                                     FOR THE YEAR ENDED              FOR THE NINE
                                                                        DECEMBER 31,                 MONTHS ENDED
                                                          ----------------------------------------  SEPTEMBER 30,
                                                              1991          1992          1993           1994
                                                          ------------  ------------  ------------  --------------
Forecasted..............................................     755,182       780,685       798,918        809,491
Actual..................................................     757,374       777,976       796,002        811,455
Variance................................................         0.3%         (0.3%)        (0.4%)          0.2%

CREDIT POLICY AND PROCEDURES

    Puget is obligated to provide service to new Customers under Washington law. No outside credit investigations are performed on new Customers. Puget relies on the information provided by the Customer and its customer information system audits to indicate whether or not the Customer has had previous service with Puget.

    Based upon previous payment history, each new Customer is assigned one of three credit codes. A new Customer is automatically assigned the middle credit code and can be moved to the higher (i.e., signifying a Customer deemed more creditworthy) or lower (i.e., signifying a Customer deemed less creditworthy) credit code based upon ongoing payment experience. If a Customer leaves the Puget territory and later returns, they will be assigned the middle credit code, unless they had a low credit code upon leaving the territory, in which case they would be re-assigned that lower credit code. This Customer credit code is used to, among other things, determine the need for a deposit and the timing of the collection process. A Customer with a poor payment history or no previous history is deemed a credit risk and a deposit may be required. Deposit requests are governed by Washington Administrative Code rules and amounts are determined by previous consumption at the service location.

    Puget uses in-house collection attempts for all delinquent accounts. All Customer bills are due 15 days from the date on which the bill is sent. The timing of the collection process depends upon the credit code assigned to that Customer. The first step of the process is a reminder notice sent between 25 days (in the case of Customers with the lowest credit code) and 40 days (in the case of Customers with the highest credit code) after billing. The reminder notice is followed between 10 and 25 (assuming the lowest and highest credit codes, respectively) days later by a notice warning of a termination of service unless payment is received. Thirteen days after the reminder notice, Puget places a phone call to the customer, and if full payment is not received in 4 days, power is disconnected. Power is not disconnected only if the delinquent Customer is subject to the Washington state winter moratorium (the "Winter Moratorium"), which prohibits the disconnection of electricity to low-income Customers (defined as those whose income is below 125% of the "poverty line") from November 15 through March 15 of each year. In 1993, 27 Customers were subject to the Winter Moratorium. The bills of these Customers accumulate during the Winter Moratorium and payment plans are established for each Customer. Customers subject to the Winter Moratorium are required to pay 7% of their income toward their electric bills during the Moratorium period. Electric service is subject to disconnection if satisfactory payment arrangements are not established.

    If a Customer account is closed, either because a Customer has moved or the Customer has failed to remedy a delinquent account, a reminder notice is sent 23 days after the date that the account is closed. Assuming the uncollected amounts are not received, a final request for payment is sent 36 days after the account closing date, and a third party collection letter is sent 50 days after such date. After 80 days without receipt of payment, a closed account collector attempts to contact the Customer by telephone. If these telephone attempts are unsuccessful, at 120 days Puget's customer information system will automatically code the account as a bad debt and send the account to a collection agency. In 1993, $3,452,000 was referred to the collection agency, of which 29.1% was recovered by the collection agency and 19.6% was remitted to Puget after deduction of the credit agency's fee. Collection recovery rates are monitored monthly. Once written off, the uncollected amount remains monitored for six years and may be collected at any point during that time.

    Puget may change its credit policies and procedures from time to time.

BILLING PROCESS

    Puget operates a continuous billing cycle, with an approximately equal number of bills being distributed each day. During the nine-month period ending September 30, 1994, the Company mailed out an average of 23,340 bills daily to its various Customer classes. Puget bills the majority of its residential Customers bi-monthly, while all commercial and industrial Customers are billed monthly. Of the 817,574 Customers of record billed by Puget as of September 30, 1994, approximately 21% were billed monthly, while approximately 79% were billed bi-monthly.

    Accounts with potential billing errors are held by the computer system for review. This review examines accounts which have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions.

    Puget may change its billing policies and procedures from time to time.

COLLECTION PROCESS

    In 1993, approximately 82% of total bill payments were received by Puget via U.S. mail. During the same period, approximately 16% of total payments were paid in person at one of Puget's 30 local business offices.

    Puget also receives payments at 38 pay stations (which are located in unaffiliated businesses or organizations) throughout the service territory. In addition, since May 1994, Washington Natural Gas Company ("WNG") offices accepted Puget payments at selected sites. Customer receipts from these two types of locations represented approximately 1% of bill payments in 1993. Since both WNG and the pay stations are strictly bill payment sites, it is not their responsibility to comply with any policy regarding delinquencies or collections.

    Other payment methods include pay-by-phone and direct debits of customer accounts through a local bank, which accounted for approximately 1% of payments collected in 1993.

    Puget may change its collection policies and procedures from time to time.

DELINQUENCY AND LOSS EXPERIENCE

    The following table sets forth the loss and aging experience with respect to payments to Puget for each of the periods indicated below. There can be no assurance that the future loss and aging experience for Puget will be similar to the historical experience set forth below:

                                                                           FOR THE YEAR ENDED             FOR THE NINE
                                                                              DECEMBER 31,                MONTHS ENDED
                                                                  -------------------------------------   SEPTEMBER 30,
                                                                     1991         1992         1993           1994
                                                                  -----------  -----------  -----------  ---------------
Net Charge-Offs as % of Billed Revenues.........................       0.31%        0.19%        0.25%          0.29%
Delinquencies (30 days+) as a % of Billed Revenues..............      17.99%       16.45%       16.21%         16.25%

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by Puget, as originator of the Trust, Seller and Servicer, and Chemical Bank, as Trustee, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trustee will provide a copy of the final form of the Pooling and Servicing Agreement to Certificateholders without charge on written request addressed to the Trustee at its principal corporate trust office, located at 450 West 33rd Street, 15th Floor, New York, New York 1001, Attention: Structured Finance Services (ABS). The following summary describes certain terms of the Pooling and Servicing Agreement and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

    The Certificates will be available for purchase in book-entry form in minimum denominations representing $1,000 of aggregate Certificate amount and in integral multiples thereof (except that one Certificate may be issued in an amount equal to the excess of the aggregate Certificate amount over the next lower integral multiple of $1,000) and will evidence an undivided fractional interest in the Trust equal to the percentage obtained by dividing the denomination of the Certificate by the aggregate Certificate amount.

BOOK-ENTRY REGISTRATION

    The Certificates will initially be represented by one or more certificates registered in the name of the nominee of DTC, except as set forth below. Puget has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Trust. All references herein to action by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements of DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

    DTC is a limited-purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Paying Agent to Cede by wire transfer of immediately available funds, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and the Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the

Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate.

    DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC will take such actions with respect to specified Fractional Interests of the Trust only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified Fractional Interest. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

DEFINITIVE CERTIFICATES

    The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Trustee advises the Servicer in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Trustee, at its option, elects to terminate the book-entry system through DTC and Certificate Owners with aggregate fractional interests representing more than 50% of the Trust advise the Trustee and the clearing agency through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners, or (iii) after the Servicer becomes subject to insolvency proceedings, Certificate Owners with aggregate fractional interests representing more than 50% of the Trust advise the Trustee and the clearing agency through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Certificates and instructions for reregistration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement (the "Holders").

    If Definitive Certificates are issued, distributions of principal and interest on the Definitive Certificates will be made by the Paying Agent (initially the Trustee) directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and principal payments on each Payment Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the last business day of the calendar month immediately preceding the Payment Date. Distributions will be made by check mailed to the address of such Holder as it appears on the Certificate register. The final payment on any Certificate (whether Definitive Certificates or the certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Paying Agent will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee in New York, New York. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF PURCHASED ASSETS

    On the Closing Date, Puget will sell and assign to the Trustee on behalf of the Trust, without recourse or reversion, its entire interest in the Purchased Assets. Puget and the Trustee believe such sale will constitute a sale for commercial law purposes, so that the Purchased Assets will not be property of the estate created in the event Puget becomes the subject of any Insolvency Laws. If for any reason the transaction were to be recharacterized as a pledge of the Purchased Assets to secure a borrowing by Puget rather than a "true sale," the Pooling and Servicing Agreement grants to the Trustee a security interest in the Purchased Assets and all proceeds therefrom, and Puget will take the steps required by the Statute to perfect that security interest.

    In the event of proceedings by or against Puget under any Insolvency Laws, the Trustee would have the right pursuant to the Statute to cause the Commission to order the sequestration, and payment to the Trust, of the revenues arising from the Purchase Assets, although there can be no assurance that the Commission would issue such an order in light of the automatic stay provisions of Section 362 of the Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit such action by the Commission. In that event the Trustee is required under the Pooling and Servicing Agreement to seek an order from the bankruptcy court lifting the automatic stay with respect to such action by the Commission and an order requiring an accounting and segregation of the revenues arising from the Purchase Assets, although there can be no assurance that the court would grant either order. If the transaction were recharacterized as a secured borrowing in any such proceedings, under Section 363 of the Bankruptcy Code the bankruptcy court could substitute other collateral for the Purchased Assets and the proceeds therefrom if the court were to conclude that the revenues arising from the Purchase Assets were required for the continuing operations of Puget and that the Certificateholders would be "adequately protected" by a lien on such substitute collateral, in which case delays and possible reductions in distributions to Certificateholders could occur.

    The Trustee has designated the Servicer as custodian to maintain possession, as the Trustee's agent, of all documents and instruments relating exclusively to the Purchased Assets.

ADMINISTRATION AND SERVICING OF PURCHASED ASSETS

    The Trustee shall irrevocably appoint the Servicer as agent to calculate the Tariff and any Revised Tariff and to bill, manage, service, administer and make collections of amounts due from Customers under the Tariff or Revised Tariff, the Conservation Repayment Contracts and the Purchased Sale Proceeds. The Servicer shall use all reasonable efforts, consistent with its customary procedures, to make collections from Customers of amounts due under the Tariff or Revised Tariff, the Conservation Repayment Contracts and the Purchased Sale Proceeds, in each case to the same extent that it makes collection efforts for its own account. The Servicer will maintain records of all revenues collected under the Tariff or Revised Tariff. The amounts collected will be deposited with the Trustee for the benefit of Certificateholders not later than the related Remittance Date.

SERVICER COMPENSATION

    The  Servicing Fee for each quarterly  Distribution Period will be an amount
equal to the sum of (i) $           in respect of the first Distribution  period
and  $           in respect of  all subsequent Distribution Periods and (ii) the investment earnings on amounts deposited in the Collection Account during such Distribution Period. The Servicing Fee will be payable solely from such investment earnings and from the interest in respect of the Overcollateralization Amount.

TARIFF

    The Tariff specifically identifies, for each class of Puget's Customers, a dollar amount of each Customer's regular electric bill that will be allocated to the Trust from bills sent during each Regulatory Year. Such amounts will be collected by Puget daily as part of its normal collection activities and will be deposited to the Collection Account monthly on each Remittance Date.

AMORTIZATION

    Set forth below is the Pro Forma Schedule showing the Projected Bondable Conservation Investment Balances.

                                                               PROJECTED BONDABLE
                                                            CONSERVATION INVESTMENT
DATE                                                                BALANCE
- ----------------------------------------------------------  ------------------------
Initial...................................................      $    224,042,527
September 30, 1995........................................           191,721,002
September 30, 1996........................................           161,106,486
September 30, 1997........................................           133,905,961
September 30, 1998........................................           106,705,436
September 30, 1999........................................            79,504,911
September 30, 2000........................................            56,039,465
September 30, 2001........................................            34,441,554
September 30, 2002........................................            17,528,547
September 30, 2003........................................             5,692,310
March 31, 2004............................................             2,846,155
September 30, 2004........................................                     0

    All amounts received by the Trust from amounts collected from Customers in respect of interest on the Bondable Conservation Investment Amount will be used to pay the Trustee Fee, the Servicer Fee and interest on the Certificates. As a result, amortization of the aggregate principal amount of Certificates in any period will equal the reduction of the Bondable Conservation Investment Amount during such period. Assuming reductions of the Bondable Conservation Investment Amount in accordance with the Pro Forma Schedule set forth above and assuming straight-line amortization within each yearly period, the weighted average life of the Certificates would be years. However, the Servicer does not anticipate straight-line amortization within each yearly period and deviations from the Pro Forma Schedule are expected to occur subject to subsequent adjustment through Revised Tariffs, both of which factors could affect the weighted average life of the Certificates. No representation can be made as to the actual amortization of the Certificates.

PERIODIC RATE ADJUSTMENTS

    On each Calculation Date, the Servicer is required to compare the Bondable Conservation Investment Balance to the Projected Bondable Conservation Investment Balance set forth in the Pro Forma Schedule as of such date. If the Bondable Conservation Investment Balance at such Calculation Date differs from the Projected Bondable Conservation Investment Balance for such Calculation Date by more than 2% on any such date, the Servicer is required to apply for (and the Commission, pursuant to the Initial Order, will be required to approve within 30 days of the application) a Revised Tariff that will establish new amounts intended to (i) be sufficient so that the Bondable Conservation Investment Balance on the next September 30 will equal the Projected Bondable Conservation Investment Balance for such Collection Date in the Pro Forma Schedule and (ii) thereafter provide for the amortization of the remaining Bondable Conservation Investment Amount in accordance with the Pro Forma Schedule.

COLLECTION ACCOUNT

    The Servicer will establish and maintain an account in the name of the Trustee for the benefit of the Certificateholders. The Collection Account shall be a segregated identifiable trust account established in the trust department of a Qualified Trust Institution (as hereinafter defined). The Collection Account will be established and maintained with the Trustee. The Servicer will remit to the Collection Account, prior to 1:00 p.m., New York City time, on each Remittance Date the amounts received by the Servicer from or on behalf of Customers pursuant to the Tariff and any Revised Tariffs, the Conservation Repayment Contracts and the Purchased Sale Proceeds during the preceding calendar month. "Qualified Trust Institution" is defined as an institution organized under the laws of the United States of America or one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities  which at all  times (i) is authorized  under such laws  to act as a trustee or in any other fiduciary capacity, (ii) has not less than $1,000,000,000 in assets under fiduciary management, (iii) has a minimum net worth of at least $50,000,000, and (iv) has a long-term deposits rating in one of the four highest rating categories by each of the Rating Agencies.

    Funds in the Collection Account may be invested in any of the following: (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America; (ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated in the highest long-term rating category by the Rating Agencies or such lower ratings (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (iii) commercial paper that is then rated in the highest short-term rating category by the Rating Agencies or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company (including the Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities, provided that the short-term unsecured deposit obligations of such depository institution or trust company are then rated in the highest short-term rating category by the Rating Agencies or such lower rating categories (as approved in writing by the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution, provided that such deposits or certificates of deposit are fully insured by the FDIC;
(vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (A) the short-term unsecured debt or deposits of which are rated in the highest short-term rating category by the Rating Agencies or the long-term unsecured debt of which is rated in the highest long-term rating category by the Rating Agencies or (B) that are otherwise approved in writing by the Rating Agencies as investments that will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; (vii) repurchase obligations with respect to any security described in clause (i), (ii) or (ix) herein or any other security issued or guaranteed by the FHLMC, the FNMA or any other agency or instrumentality of the United States of America that is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above or a corporation (acting as principal) described in clause
(vi) above; (viii) investments in money market funds, which funds are (A) not subject to any sales, load or other similar charge; (B) rated in the highest rating category by the Rating Agencies; and (C) invested solely in obligations described in clauses (i) through (vii) above; (ix) interests in any open-end or closed-end management-type investment company or investment trust (A) registered under the Investment Company Act of 1940, as from time to time amended, the portfolio of which is limited to obligations of the United States or obligations guaranteed by the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and pursuant to which the investment company or investment trust is required to take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, as from time to time amended, and (B) acceptable to the Rating Agencies (as approved in writing by the Rating Agencies) as collateral for securities having ratings equivalent to the ratings of the Certificates on the Closing Date; and
(x) such other investments where either (A) the short-term unsecured debt or deposits of the obligor on such investments are rated in the highest short-term rating category by the Rating Agencies or (B) such investments are acceptable to, and approved in writing by, the Rating Agencies and will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies.

DISTRIBUTIONS

    On each Distribution Date, the Trustee shall cause to be made the following distributions, to the extent of funds available in the Collection Account, in the following priority and in the amounts set forth in the applicable Trustee's
Certificate:

         (i) to the Trustee, the Trustee Fee for such Distribution Period and any unpaid Trustee Fee for any prior Distribution Periods;

        (ii) to the Servicer, the Servicing Fee for such Distribution Period and any unpaid Servicing Fee for any prior Distribution Periods;

        (iii) to the Certificateholders, an amount equal to the product of the quarterly Certificate Rate and the aggregate Certificate balance as of the first day of the Distribution Period plus any such amounts due to Certificateholders with respect to any prior Distribution Period (plus an amount equal to the product of the quarterly Certificate Rate and such previously due amounts); and

        (iv) to the Certificateholders, the balance remaining in the Collection Account after payment of the amounts described in clauses (i)-(iii) above.

REPORTS TO CERTIFICATEHOLDERS AND EVIDENCE OF COMPLIANCE

    On each Calculation Date, the Servicer will provide to the Trustee, and the Trustee will provide to each Certificateholder a certificate indicating (i) the Bondable Conservation Investment Balance as of such Calculation Date and (ii) a comparison of the Bondable Conservation Investment Balance and the Projected Bondable Conservation Investment Balance, together with a statement as to whether a Variance exists. In addition, within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder, a statement of the aggregate amounts distributed during the year.

    On or before each Remittance Date, the Servicer shall prepare and furnish to the Trustee a certificate for the related Collection Period setting forth the aggregate amount remitted and the components thereof. The Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an appropriate officer of the Servicer stating that to the best of such officer's knowledge, after a review of the Servicer's activities during the prior year, the Servicer has fulfilled all of its material obligations in all material respects under the Pooling and Servicing Agreement. The Servicer shall also cause a firm of independent public accountants to prepare a report for the use of the Trustee on or before May 31 of each year to the effect that such firm has performed certain review procedures with respect to the Servicer's performance and records relating to servicing the Purchased Assets and has found them to be in compliance with the Pooling and Servicing Agreement.

    The Trustee shall provide a copy of any Servicer's certificate described in the immediately preceding paragraph to any Certificateholder who so requests in writing at the Trustee's offices at 450 West 33rd Street, 15th Floor, New York, New York 1001, Attention: Structured Finance Services (ABS).

REPRESENTATIONS AND WARRANTIES

    As of the Closing Date, the Seller will make representations and warranties to the Trust relating to the Purchased Assets to the effect, among other things, that as of such Closing Date (i) the Purchased Assets have been conveyed to the Trust free and clear of any liens, claims or encumbrances arising through the Seller; (ii) no authorization or approval or other action by, and no notice to or filing with, and no consent by, any governmental authority, regulatory body or third party is required for the due execution and delivery by the Seller of the Pooling and Servicing Agreement and the performance by the Seller of its obligations thereunder, except for (a) the Initial Order and (b) such other authorizations, approvals, notices, consents and filings as have been duly received or made; (iii) it is a corporation duly organized and in good standing under the laws of the state of Washington with power and authority to own its properties and to conduct its business as currently owned or conducted, and to execute, deliver and perform its obligations under the Pooling and Servicing Agreement; (iv) the execution, delivery and performance of the Pooling and Servicing Agreement by the Seller have been duly authorized by the Seller by all necessary corporate action; (v) the Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy and equity exceptions; and (vi) the consummation of the transactions contemplated by the Pooling and Servicing Agreement do not (a) conflict with Seller's charter or bylaws or the material terms of any agreements of Seller, (b) result in the creation or imposition of any lien upon Seller's properties, or (c) violate any law or, to the best of Seller's knowledge, any order, rule or regulation applicable to Seller. As of the Closing Date, the Servicer will make representations and warranties to the Trust similar in form and substance to those described in clauses (ii) through (vi) above.

    In the event of a material breach by the Seller or the Servicer of any of its representations and warranties described in the preceding paragraph, the Seller or the Servicer. as the case may be, will indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders against any loss, liability or expense that is the sole and direct result thereof.

SERVICER COVENANTS

    In the Pooling and Servicing Agreement, the Servicer has covenanted that, in servicing the Purchased Assets: (i) it will manage, service, administer and make collections on the Purchased Assets with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to assets that the Servicer services for itself; (ii) it will follow its customary standards, policies and procedures in performing its duties as Servicer; (iii) it will use all reasonable efforts, consistent with its customary servicing procedures, (a) to enforce and maintain rights in respect of the Purchased Assets and (b) to maintain the aggregate amount of revenues allocated to the Trust pursuant to the Tariff or any Revised Tariff by making necessary filings with the Commission; and (iv) it will comply with all laws applicable to and binding upon it relating to the Purchased Assets, the noncompliance with which would have a material adverse effect on the value of the Purchased Assets; PROVIDED, HOWEVER, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

    In the event of a material breach by the Servicer of any of these covenants, the Servicer is required to indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from any costs, expenses, losses, claims, damages and liabilities incurred as a sole and direct result thereof.

LIMITATION ON LIABILITY OF SERVICER AND SELLER

    The Pooling and Servicing Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents, in their capacities as such, will be under any other liability to the Trust, the Trustee or the Certificateholders for any action taken, or refrained from being taken pursuant to the Pooling and Servicing Agreement, provided that the Seller and Servicer are not so protected against any liability that would otherwise be imposed by reason of the breach of their respective obligations and duties under the Pooling and Servicing Agreement.

SUCCESSOR SERVICER; EVENTS OF SERVICING TERMINATION

    The Pooling and Servicing Agreement and the Statute provide that any successor to Puget pursuant to any bankruptcy, reorganization or other insolvency proceeding shall perform and satisfy all obligations of Puget as Servicer under the Pooling and Servicing Agreement.

    Any person into which the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon (i) appointment of a successor Servicer and (ii) receipt by the Trustee of notice from each of the Rating Agencies to the effect that the rating then assigned to the Certificates will not be withdrawn or reduced as a result of such resignation and the appointment of a successor.

    The Servicer may be removed by the Certificateholders upon an Event of Servicing Termination. "Event of Servicing Termination" shall mean the failure by the Servicer to make remittances required under the Pooling and Servicing Agreement, which failure continues unremedied for five days after notice from the Trustee and which is followed by notice of termination from the holders of Certificates representing 100% of the aggregate Certificate balance and appointment of a successor Servicer.

AMENDMENTS

    The Pooling and Servicing Agreement may be amended from time to time by agreement of the Trustee, the Servicer and the Seller without the consent of any Certificateholders to cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision therein, to evidence a succession to the Servicer or the Seller pursuant thereto or to add any other provisions with respect to matters or questions arising thereunder that are not inconsistent with the provisions thereof; PROVIDED, HOWEVER, that such action may not, as evidenced by an officer's certificate or an opinion of counsel delivered to the Trustee, adversely and materially affect the interests of the Trust or any of the Certificateholders.

    The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 51% of the aggregate Certificate balance for the purpose of adding any provision or changing any of the provisions thereof, or modifying in any manner the rights of the Certificateholders, provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Purchased Assets or distributions to be made to Certificateholders, (ii) modify the provisions of the Pooling and Servicing Agreement relating to Events of Servicing Termination or waiver of past defaults, or (iii) reduce the percentage of the aggregate Certificate balance referenced above for approval of an amendment, without the consent of all Certificateholders.

    Promptly following the execution of any such amendment (other than any amendment described in the first paragraph of this section), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

THE TRUSTEE

    Chemical Bank is the initial Trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of Chemical Bank is located at 450 West 33rd Street, 15th Floor, New York, New York 10001. The Servicer and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. An affiliate of the Trustee, Chemical Securities Inc., will be one of the Underwriters of the Certificates. The Trustee and the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates held by the Servicer or any of its affiliates shall not be entitled to participate in any decisions made or instructions given to the Trustee by Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee acting jointly with the Servicer shall have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. Such appointment shall not absolve the Trustee of its obligations under the Pooling and Servicing Agreement.

    The Trustee may resign at any time, in which event the holders of Certificates aggregating not less than 51% of the Aggregate Certificate Balance (the "Majority Holders") may appoint a successor Trustee. The Majority Holders may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Majority Holders will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

TERMINATION OF THE TRUST

    The respective responsibilities of the Seller, the Servicer and the Trustee created by the Pooling and Servicing Agreement will terminate upon distribution to the Certificateholders of all amounts required to be distributed to them under the Pooling and Servicing Agreement. The Tariff and any Revised Tariffs are scheduled to expire on September 30, 2004, which will be the final date on which rates under the Tariff or any Revised Tariff may be billed to Customers. Amounts received prior to March 31, 2005 with respect to bills sent on or prior to September 30, 2004 will be distributed on subsequent Distribution Dates. The final Distribution Date will be April 11, 2005.

LIST OF CERTIFICATEHOLDERS

    At such time,  if any,  as Definitive  Certificates have  been issued,  upon written request of any Certificateholder of record holding Certificates evidencing not less than 10% of the Aggregate Certificate Balance, the Trustee will afford such Certificateholder access during business hours to the current list of Certificateholders, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "-- Book-Entry Registration" and "-- Definitive Certificates."

    The Pooling and Servicing Agreement will not provide for any annual or other meetings of Certificateholders.

                        FEDERAL INCOME TAX CONSEQUENCES

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    Perkins Coie, counsel to Puget ("Tax Counsel"), has prepared the following summary of the material U.S. federal income tax consequences resulting from the purchase, ownership and disposition of Certificates. This summary neither purports to consider all the possible tax consequences of the purchase, ownership or disposition of the Certificates nor reflects issues that may be material to an investor based on its particular tax situation. It deals only with Certificates held as capital assets and, except as expressly indicated, it is addressed only to initial purchasers of Certificates. It does not deal with holders with a special tax status or special tax situations, such as dealers in securities. Except to the extent discussed under "-- Taxation of Non-U.S. Certificateholders," this discussion may not apply to non-U.S. persons that are not subject to U.S. federal income tax on a net income basis.

    This summary is based on the U.S. federal income tax laws and regulations now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. It does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the Certificates or the Certificateholders. Persons considering the purchase of Certificates should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

    No rulings have been or will be sought from the IRS with respect to any U.S. federal income tax consequences discussed below. Thus, no assurances can be given that the IRS will not take contrary positions. Accordingly, each prospective investor is urged to consult its own tax advisor with respect to the U.S. federal income tax consequences of holding an interest in a Certificate.

    For purposes of the discussion below, (i) "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other specified entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source and (ii) "non-U.S. person" means a person other than a U.S. Person.

TAX STATUS OF THE TRUST

    Under the Trust Agreement, the Certificateholders agree to treat the Trust as a grantor trust within the meaning of Section 671 ET SEQ. of the Code. As such, the Trust itself should not be subject to tax unless it is recharacterized as an association taxable as a corporation. Characterization of the Trust as an association taxable as a corporation could cause the Trust to incur federal income taxes and cause payments received by Certificateholders to constitute taxable dividends. Tax Counsel has reviewed the Pooling and Servicing Agreement and is of the opinion that the Trust will not be taxable as a corporation.

TAXATION OF U.S. CERTIFICATEHOLDERS

    Each Certificateholder that is a U.S. person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest attributable to the Certificates held by such holder. For federal income tax purposes, the Trust will be treated as owning a debt obligation in which each Certificateholder will own an undivided interest; accordingly each Certificateholder will be required to report as interest income its share of the income of the Trust, which will equal in amount the stated interest attributable to the Certificates held by such holder. Tax Counsel is of the opinion that the Certificateholders will not be required to include in taxable income from the Trust any original issue discount ("OID") income. However, any Overcollateralization Amount received by a Certificateholder will be ordinary income if and when received. In addition, under current proposed regulations, any distribution by the Trust to a Certificateholder in excess of the amount equal to the Bondable Conservation Investment Amount allocable to such holder plus interest at the Certificate Rate is contingent interest required to be included in gross income of the Certificateholder in the year in which the amount of such payment become fixed, which is expected to be the year in which any such amount will be distributed.

    A Certificateholder that is a U.S. person will recognize gain or loss upon the sale or exchange of a Certificate equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest) and its tax basis in the Certificate. A Certificateholder that is a U.S. person will have a tax basis in a Certificate equal to the Certificateholder's purchase price for such Certificate, decreased by any principal repayments and any amortization of bond premium and increased by the amount of any OID previously taken into income.

TAXATION OF NON-U.S. CERTIFICATEHOLDERS

    Interest paid to a Certificateholder that is a non-U.S. person will be subject to U.S. withholding tax of 30% or such lower amount as may apply by income tax treaty between the United States and the country in which the Certificateholder is resident except that no withholding tax will apply if the portfolio interest exemption under Section 881(c) or 871(g) of the Code applies. The portfolio interest exemption should apply if the Certificateholder is not a bank and it provides to the Trustee a form W-8 or the equivalent thereof. See "Information Reporting and Backup Withholding" below for requirements for exemption of non-U.S. persons from information reporting and backup withholding.

    Notwithstanding the foregoing, if interest or other income received with respect to the Certificates is effectively connected with a U.S. trade or business conducted by a Certificateholder that is a non-U.S. person, such Certificateholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. person. In addition, if such Certificateholder is a corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, certain information, including the Certificateholder's name, address and taxpayer identification number (either the Certificateholder's social security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. persons, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

    In the event a U.S. person subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, the Trust, its agents or paying agents may be required to "backup" withhold a tax equal to 31% of each payment of principal and interest on the Certificates. This backup withholding is not an additional tax and may be credited against the Certificateholder's U.S. federal tax liability, provided that the required information is furnished to the IRS.

    Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by the Trust or any agent thereof to a Certificateholder that is a non-U.S. person if (i) the beneficial owner of the Certificate certifies under penalties of perjury that it is not a U.S. Person and provides its name, address and taxpayer identification number (if any) or
(ii) a securities clearing organization, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or another financial institution and furnishes the payor with a copy thereof. In order to take advantage of any treaty exemption from U.S. withholding tax on interest, a Certficateholder must provide an IRS form 1001. In order to take advantage of the portfolio interest exemption, Certificateholders must provide a form W-8 or the equivalent thereof.

    Payment of the proceeds from the sale of a Certificate to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except to the extent that the broker is (x) a U.S. person,
(y) a controlled foreign corporation for U.S. federal income tax purposes of (z) a foreign person 50 percent of more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, information reporting may apply to such payments. Payment of the proceeds from the sale of a Certificate to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the Certificateholder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                              ERISA CONSIDERATIONS

    ERISA and the Code impose certain restrictions on employee benefit plans ("Plans") subject to ERISA or the Code and persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

    The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.

    The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although it is not free from doubt, the Certificates offered hereby should be treated as "equity interests" for purposes of the Plan Asset Regulation. In addition, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulation will apply to the purchase of the Certificates offered hereby.

    One exception under the Plan Asset Regulation provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question are (i) held by 100 or more investors who are independent of the issuer and each other, (ii) freely transferable, and
(iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act or (b) an effective registration statement under Section 12(b) or 12(g) of the Exchange Act (the "Publicly Offered Securities Exception"). There can be no assurance that the Publicly Offered Securities Exception or any other exception set forth in the Plan Asset Regulation will be applicable to the Certificates offered hereby.

    Under the terms of the Plan Asset Regulation, if the issuer were deemed to hold Plan assets by reason of a Plan's investment in a Certificate, such Plan assets would include an undivided interest in the Purchased Assets held by the issuer. In such event, the persons providing services with respect to the Purchased Assets may be subject to the fiduciary responsibility provisions of Title 1 of ERISA and to the prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to transactions involving such assets. In addition, if any of the obligors on the Purchased Assets is a Party-in-Interest or a Disqualified Person with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title 1 of ERISA or Section 4975 of the Code (E.G., the extension of credit between a Plan and a Party-in-Interest or Disqualified Person). Such transactions may, however, be subject to a statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate account; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager" or pursuant to any other available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with its investment.

    Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. Moreover each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the Plan's overall investment policy and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among Puget, as originator of the Trust, and Salomon Brothers Inc and Chemical Securities Inc., as underwriters (the "Underwriters"), the Seller has agreed to cause the Trust to sell to each of the Underwriters, and the Underwriters have severally agreed to purchase, the principal amount of Certificates set forth opposite each Underwriter's name below:

                                                                                PRINCIPAL AMOUNT OF
UNDERWRITERS                                                                CERTIFICATES TO BE PURCHASED
- --------------------------------------------------------------------------  ----------------------------
Salomon Brothers Inc......................................................        $
Chemical Securities Inc...................................................        $
                                                                                   ---------------
    Total.................................................................        $
                                                                                   ---------------
                                                                                   ---------------

    In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased. Puget has been advised that the Underwriters propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of % of the principal amount of the Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of % of the principal amount of the Certificates. After the initial public offering, the public offering price and such concessions may be changed.

    Puget, as the Seller, will be responsible for payment of the underwriting compensation and fees to the Underwriters. The Trust and the Certificateholders will not pay any underwriting discounts, commissions or other compensation to the Underwriters.

    Chemical Securities Inc. is an affiliate of Chemical Bank which is a lender to Puget. In addition, Chemical Bank, or its affiliates, participates on a regular basis in various general financing and banking transactions for Puget.

    The   Underwriting  Agreement   provides  that  Puget   will  indemnify  the
Underwriters against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller and Servicer by Perkins Coie, Seattle, Washington, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain federal income tax matters will be passed upon for the Seller by Perkins Coie.

                                 INDEX OF TERMS

                                                                                                             PAGE
                                                                                                           ---------
Bondable Conservation Investment Amount..................................................................      cover
Bondable Conservation Investment Balance.................................................................          4
Calculation Date.........................................................................................          4
Cede.....................................................................................................          2
Certificateholder........................................................................................          6
Certificate Owner........................................................................................          2
Certificates.............................................................................................      cover
Certificate Rate.........................................................................................          3
Collection Account.......................................................................................          4
Commission...............................................................................................      cover
Code.....................................................................................................          8
Conservation Asset Transaction Amount....................................................................          3
Conservation Repayment Contracts.........................................................................          5
Customers................................................................................................          4
Definitive Certificates..................................................................................         22
Disqualified Persons.....................................................................................         37
Distribution Date........................................................................................      cover
Distribution Period......................................................................................          8
DTC......................................................................................................          2
ERISA....................................................................................................          8
Event of Servicing Termination...........................................................................         29
Exchange Act.............................................................................................          2
FERC.....................................................................................................         10
Holders..................................................................................................         22
Indirect Participants....................................................................................         21
Initial Order............................................................................................          3
Insolvency Laws..........................................................................................          9
IRS......................................................................................................          8
Issuer...................................................................................................          3
Majority Holders.........................................................................................         30
OID......................................................................................................         31
Overcollateralization Amount.............................................................................          4
Participants.............................................................................................         20
Parties-in-Interest......................................................................................         33
Paying Agent.............................................................................................         21
Plan Asset Regulation....................................................................................         33
Projected Bondable Conservation Investment Balance.......................................................          4
Pooling and Servicing Agreement..........................................................................      cover
Pro Forma Schedule.......................................................................................          4
PTCE.....................................................................................................         34
Publicly Offered Securities Exemption....................................................................         34
Puget....................................................................................................      cover
Purchased Assets.........................................................................................      cover
Purchased Sale Proceeds..................................................................................          5
Qualified Trust Institution..............................................................................         25
Rating Agencies..........................................................................................          8
Registration Statement...................................................................................      cover
Regulatory Year..........................................................................................         13
Revised Tariff...........................................................................................          4

                                                                                                             PAGE
                                                                                                           ---------
Revised Tariff Amount....................................................................................          4
Remittance Date..........................................................................................          6
S.E.C....................................................................................................          2
Securities Act...........................................................................................          2
Seller and Servicer......................................................................................          3
Servicing Fee............................................................................................          6
Statute..................................................................................................      cover
Tariff...................................................................................................      cover
Tax Counsel..............................................................................................         30
Termination Fees.........................................................................................         14
Trust....................................................................................................      cover
Trustee..................................................................................................      cover
Trustee Fee..............................................................................................          7
Underwriters.............................................................................................         34
Underwriting Agreement...................................................................................         34
U.S. Person..............................................................................................         31
Variance.................................................................................................          4
Winter Moratorium........................................................................................         18
WNG......................................................................................................         19

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PUGET, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2
Reports to Certificateholders..................           2
Prospectus Summary.............................           3
Special Considerations.........................           9
The Statute....................................          12
The Tariff and the Trust Assets................          12
The Trust......................................          14
Use of Proceeds................................          14
The Seller and Servicer........................          14
Puget Customers and Collections................          14
Description of the Certificates................          17
Federal Income Tax Consequences................          27
ERISA Considerations...........................          29
Underwriting...................................          30
Legal Matters..................................          30
Index of Terms.................................          31

                            ------------------------

UNTIL                  , 1995 (90  DAYS AFTER THE DATE  OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$

PUGET POWER
CONSERVATION GRANTOR
TRUST 1995-1

  % CONSERVATION PASS-THROUGH CERTIFICATES, SERIES 1995-1

PUGET SOUND POWER & LIGHT COMPANY

SELLER AND SERVICER

SALOMON BROTHERS INC

CHEMICAL SECURITIES INC.

PROSPECTUS
DATED            , 1995

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the Certificates being registered hereby. All amounts shown are estimated, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee..................  $     345
Blue Sky fees and expenses...........................................      *
Printing and engraving expenses......................................      *
Legal fees and expenses..............................................      *
Accounting fees and expenses.........................................      *
Trustee fees and expenses............................................      *
Rating agencies' fees................................................      *
Miscellaneous expenses...............................................      *
                                                                       ---------
    Total............................................................  $   *
                                                                       ---------
                                                                       ---------

- ------------------------
*To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article VIII of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

    Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article X of the registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  EXHIBITS

      1.1  Form of Underwriting Agreement.

      3.1  Restated Articles of Incorporation of Puget Sound Power & Light Company.

      3.2  Bylaws of Puget Sound Power & Light Company.

      4.1  Form  of Pooling and  Servicing Agreement between Puget  Sound Power & Light
            Company and Chemical Bank, including Form of Certificate.

     *5.1  Opinion of Perkins Coie with respect to legality.

     *8.1  Opinion of Perkins Coie with respect to tax matters.

    *23.1  Consent of Perkins Coie (included as part of Exhibit 5.1).

     24.1  Power of Attorney of Officers and Directors (contained on signature page).

- ------------------------
*To be filed by amendment.

    (b)  FINANCIAL STATEMENT SCHEDULES

    None.

ITEM 17.  UNDERTAKINGS

    A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    B.  The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Bellevue, State of Washington, on the 21st day of December, 1994.

                                          By:         /s/ R.R. SONSTELIE

                                             -----------------------------------
                                                       R.R. Sonstelie
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                               POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes and appoints William S. Weaver, Donald E. Gaines, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of December, 1994.

                    SIGNATURE                                  TITLE
- --------------------------------------------------  ----------------------------


                      /s/ R.R. SONSTELIE            President and Chief
   --------------------------------------------      Executive Officer and
                  R.R. Sonstelie                     Director

                    /s/ WILLIAM S. WEAVER           Executive Vice President and
   --------------------------------------------      Chief Financial Officer and
                William S. Weaver                    Director

                    /s/ JAMES W. ELDREDGE           Secretary and Controller
   --------------------------------------------      (Principal Accounting
                James W. Eldredge                    Officer)

                   /s/ DOUGLAS P. BEIGHLE
   --------------------------------------------     Director
                Douglas P. Beighle

                   /s/ CHARLES W. BINGHAM
   --------------------------------------------     Director
                Charles W. Bingham

                   /s/ PHYLLIS J. CAMPBELL
   --------------------------------------------     Director
               Phyllis J. Campbell

                    SIGNATURE                                  TITLE
- --------------------------------------------------  ----------------------------

                      /s/ JOHN D. DURBIN
   --------------------------------------------     Director
                  John D. Durbin

                       /s/ JOHN W. ELLIS
   --------------------------------------------     Director
                  John W. Ellis

                      /s/ DANIEL J. EVANS
   --------------------------------------------     Director
                 Daniel J. Evans

   --------------------------------------------     Director
                  Nancy L. Jacob

                      /s/ R. KIRK WILSON
   --------------------------------------------     Director
                  R. Kirk Wilson